Contact:	Mark T. Thies	Dale T. Jahr
	Executive Vice President and	Director of Investor Relations
	Chief Financial Officer	(605) 721-2326
	(605) 721-2331	djahr@bh-corp.com

BLACK HILLS CORPORATION ANNOUNCES NEW RATE APPROVALS FOR

CHEYENNE LIGHT BY THE WYOMING PUBLIC SERVICE COMMISSION

RAPID CITY, SD—November 30, 2007—Black Hills Corporation (NYSE: BKH) announced today that the Wyoming Public Service Commission recently approved new electric and natural gas rates for Cheyenne Light, Fuel & Power, a subsidiary of the Company.

The Commission has approved general increases of $6.7 million for electric rates and $4.4 million for natural gas rates, reflecting increased costs of providing service. The allowed return on equity is 10.9 percent based on a capital structure that is 54 percent equity and 46 percent debt. The electric rate increase includes placing into rate base the Wygen II power plant, a 90 megawatt, coal-fired, facility now in the final stages of construction and testing. Other capital investments will accommodate the expansion and maintenance of both natural gas and electric distribution systems to accommodate continued population and energy demand growth in the service territory. The new rates will go into effect January 1, 2008; a final order by the Commission is expected before that date.

David R. Emery, Chairman, President and CEO of Black Hills Corporation, said, “We are pleased with the outcome of the rate making process with the Wyoming Public Service Commission. As part of this action, Wygen II will become a regulated asset of Cheyenne Light. We believe this power plant will contribute to electric cost stability for our customers in the decades to come. In addition, we can continue our ongoing efforts to improve the energy infrastructure in response to the growth taking place in the Cheyenne vicinity. By doing so, we help to assure improved efficiency, reliability and safety of our electric and natural gas delivery systems.”

ABOUT BLACK HILLS CORPORATION

Black Hills Corporation is a diversified energy company. Our retail businesses are Black Hills Power, an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Cheyenne Light, Fuel & Power, an electric and gas distribution utility serving the Cheyenne, Wyoming vicinity. Black Hills Energy, the wholesale energy business unit, generates electricity, produces natural gas, oil and coal, and markets energy. More information is available at our Internet web site: www.blackhillscorp.com. Information about Cheyenne Light, Fuel & Power is also available at www.cheyennelight.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

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BLACK HILLS CORPORATION ANNOUNCES NEW RATE APPROVALS FOR CHEYENNE LIGHT

BY THE WYOMING PUBLIC SERVICE COMMISSION	November 30, 2007

These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the risk factors described in Item 1A of Part I of our 2006 Annual Report on Form 10-K filed with the SEC, Item 1A of Part II of our September 30, 2007 Quarterly Report on Form 10-Q, and the following:

•	Delays in obtaining regulatory approval or having cost recovery disallowed in our retail rate proceedings will affect our projected revenues and results of operations;
•	The construction, startup and operation of Wygen II may involve unanticipated charges or delays that could negatively impact the Company’s business and its results of operations;
•

The timing, volatility and extent of changes in energy-related and commodity prices, interest rates, energy and commodity supply or volume, the cost and availability of transportation of commodities, and demand for our services, all of which can affect our earnings, liquidity position and the underlying value of our assets;

•	Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;
•	The extent of future impacts of changing demographics and energy demand within our retail service territories;
•	General economic and political conditions, including tax rates or policies and inflation rates; and
•	Other factors discussed from time to time in our other filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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